EXHIBIT 10.1

RiT TECHNOLOGIES LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

AND

PROXY STATEMENT

RiT TECHNOLOGIES LTD.

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual General Meeting of Shareholders (the "Annual General Meeting" or the "Meeting") of RiT Technologies Ltd. (the "Company") will be held on December 1, 2003 at 11:00 A.M. (Israel time), at the offices of the Company, 24 Raoul Wallenberg Street, Tel Aviv 69719, Israel, for the following purposes:

1.

To elect four directors to the Board of Directors of the Company;

2.

To reappoint the Company's independent auditors, Somech Chaikin, and to authorize the Audit Committee of the Board of Directors to fix the remuneration of the auditors in accordance with the volume and nature of their services;

3.

To approve the Company's Directors and Officers Liability Insurance Policy for the period of July 20, 2003 through July 20,2004;

4.

To undertake to indemnify directors and officers of the Company, in accordance with the provisions of revised indemnity agreements;

5.

To ratify the compensation to be paid to the President and Chief Executive Officer of the Company;

6.

To approve the adoption of the Company’s 2003 Share Option Plan;

7.

To approve the grant to a director of the Company of options to purchase 30,000 ordinary shares of the Company;

8.

To ratify certain transactions with related parties;

9.

To consider the Consolidated Financial Statements of the Company for the year ended December 31, 2002;

10.

To transact such other business as may properly come before the Meeting or any adjournment thereof.

Shareholders of record at the close of business on September 30, 2003 are entitled to notice of, and to vote at, the Meeting. All shareholders are cordially invited to attend the Annual General Meeting in person.

Shareholders who are unable to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and to return it promptly in the pre-addressed envelope provided. No postage is required if mailed in the United States.  Shareholders who attend the Meeting may revoke their proxies and vote their shares in person.

Joint holders of shares should take note that, pursuant to Article 32(d) of the Articles of Association of the Company, the vote of the senior of joint holders of any shares who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other registered holder(s) of the shares, and for this purpose seniority will be determined by the order in which the names appear in the Company's Register of Members.

By Order of the Board of Directors,

s/Yehuda Zisapel

Chairman of the Board of Directors

Dated: October 26, 2003

The Annual Report of the Company for the fiscal year ended December 31, 2002, including financial statements, is enclosed, but is not a part of the proxy solicitation material.

RiT TECHNOLOGIES LTD.

24 Raoul Wallenberg Street

Tel Aviv 69719, Israel

PROXY STATEMENT

This Proxy Statement is furnished to the holders of Ordinary Shares, NIS 0.1 nominal value (the "Ordinary Shares"), of RiT Technologies Ltd. ("RiT" or the "Company") in connection with the solicitation by the Board of Directors of proxies for use at the Annual General Meeting of Shareholders (the "Annual General Meeting" or the "Meeting"), or at any adjournment thereof, pursuant to the accompanying Notice of Annual General Meeting of Shareholders.  The Meeting will be held on December 1, 2003 at 11:00 A.M. (Israel time), at the offices of the Company, 24 Raoul Wallenberg Street, Tel Aviv 69719, Israel.

The agenda of the Annual General Meeting is as follows:

1.

To elect four directors to the Board of Directors of the Company;

2.

To reappoint the Company's independent auditors, Somech Chaikin, and to authorize the Audit Committee of the Board of Directors to fix the remuneration of the auditors in accordance with the volume and nature of their services;

3.

To approve the Company's Directors and Officers Liability Insurance Policy for the period of July 20, 2003 through July 20,2004;

4.

To undertake to indemnify directors and officers of the Company, in accordance with the provisions of revised indemnity agreements;

5.

To ratify the compensation to be paid to the President and Chief Executive Officer of the Company;

6.

To approve the adoption of the Company’s 2003 Share Option Plan;

7.

To approve the grant to a director of the Company of options to purchase 30,000 ordinary shares of the Company;

8.

To ratify certain transactions with related parties;

9.

To consider the Consolidated Financial Statements of the Company for the year ended December 31, 2002;

10.

To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Company currently is not aware of any other matters which will come before the Annual General Meeting.  If any other matters properly come before the Annual General Meeting, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

A form of proxy for use at the Meeting and a return envelope for the proxy are also enclosed.  Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise thereof by filing with the Company a written notice of revocation or duly executed proxy bearing a later date, or by voting in person at the Meeting.  Unless otherwise indicated on the form of proxy, shares represented by any proxy in the enclosed form, if the proxy is properly executed and received by the Company not less than two hours prior to the time fixed for the Meeting, will be voted in favor of all the matters to be presented to the Meeting, as described above.  On all matters considered at the Annual General Meeting, abstentions and broker non-votes will be treated as neither a vote "for" nor "against" the matter, although they will be counted in determining if a quorum is present.

Proxies for use at the Meeting are being solicited by the Board of Directors of the Company.  Only shareholders of record at the close of business on September 30, 2003 will be entitled to vote at the Annual General Meeting. Proxies are being mailed to shareholders on or about October 30, 2003, and will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact.  The Company will bear the cost for the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares.

The Company had outstanding on September 30, 2003, 8,927,352 Ordinary Shares, each of which is entitled to one vote upon each of the matters to be presented at the Meeting.  Two or more shareholders conferring in the aggregate 35% of the outstanding Ordinary Shares, present in person or by proxy and entitled to vote, will constitute a quorum at the Meeting.

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BENEFICIAL OWNERSHIP OF SECURITIES BY CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 30, 2003, the number of shares owned beneficially by (i) all shareholders known to the Company to own beneficially more than 5% of the Company's shares, and (ii) all directors and officers as a group.

Name	Number of Ordinary Shares Owned Excluding Options	Number of Ordinary Shares Beneficially Owned[1]	Beneficially Owned as Percent of Total Shares as of September 30, 2003
Yehuda Zisapel[2]	1,335,650	1,385,650	15.5%
Zohar Zisapel	1,350,050	1,400,050	15.7%
Kern Capital Management LLC[3]	1,326,200	1,326,200	14.9%
Ofer Bengal[4]	503,450	503,450	5.6%
All directors and officers as a group (fifteen persons including Yehuda and Zohar Zisapel)	2,695,410	3,248,160	36.4%

(1)

Based on 8,927,352 Ordinary Shares outstanding as of September 30, 2003, including any options granted under the Director's Share Incentive Plan or Key Employee Share Incentive Plan and exercisable within 60 days.

(2)

Represents 1,335,650 shares held of record by Retem Networks Ltd., of which Yehuda Zisapel is the beneficial owner.

(3)

Kern Capital Management LLC purchased our shares in public trading. The information is based on Schedule 13G filed by Kern Capital on February 14, 2003.

(4)

Includes 352,600 shares held by Ofer Bengal Ltd. and 150,850 shares held by Amit Keren Ltd., corporations controlled by Ofer Bengal.

ITEM 1 - ELECTION OF DIRECTORS

At the Annual General Meeting, shareholders will be asked to elect the following four directors to our Board of Directors:

Yehuda Zisapel

Liam Galin

Zohar Gilon

Liora Katzenstein

A brief biography of each director nominee is set forth below.

The Company’s two “outside directors” (as defined under the Israeli Companies Law, 5759-1999 (the “Companies Law”), Israel Frieder and Hagen Hultzsch, were elected in 2002 and continue to serve a three-year term.

The following information is supplied with respect to each person recommended to be elected by the Board of Directors of the Company and is based upon the records of the Company and information furnished to it by the nominees.

Name	Principal Occupation or Employment with the Company	Age	Director Since	Number of Ordinary Shares Beneficially Owned as of September 30, 2002(3)
Yehuda Zisapel(1)	Founder and Director of RAD Data Communications Ltd.	61	1989	1,385,650
Liam Galin(1)	President and CEO of the Company	36	2000	263,300
Zohar Gilon(2)	Chief Executive Officer of Tamar Technology Ventures	56	1995	50,000
Liora Katzenstein(2)	President of Institute for the Study of Entrepreneurship and Management of Innovation	47	2003	0

________________

(1)

Member of the Share Incentive Committee.

 (1)

Member of Audit Committee of the Board of Directors.

 (2)

Includes options exercisable within 60 days of September 30, 2003.

Mr. Yehuda Zisapel is a co-founder of the Company and has served as Chairman of the Board of the Company since its inception and is also a director of RiT Technologies, Inc. Mr. Zisapel is also a founder and a director of RAD Data Communications Ltd. ("RAD"), a leading worldwide data communications company headquartered in Israel, Bynet Data Communications Ltd. ("BYNET") and its subsidiaries. Mr. Zisapel also is Chairman of the Board of Directors of RADWARE Ltd., and a director of other companies in the RAD-Bynet Group, including SILICOM Ltd., and several private companies. We have certain dealings with members of the RAD BYNET Group.  Mr. Zisapel has a B.Sc. and an M.Sc. degrees in Electrical Engineering from the Technion, Israel Institute of Technology ("Technion") and an M.B.A. degree in Business Administration from Tel Aviv University. Messrs. Yehuda Zisapel and Zohar Zisapel are brothers.

Mr. Liam Galin joined the Company in June 1998 as Vice President of Research and Development.  In March 2000, Mr. Galin was appointed President and CEO and director of the Company and RiT Technologies, Inc.  Prior to joining the Company, Mr. Galin served in the Israeli Defense forces for nine years, as the head of a research and development department in the fields of data and telecommunications.  Mr. Galin holds B.Sc. and M.Sc. degrees in Electrical Engineering from Tel Aviv University.

Mr. Zohar Gilon has been a Director of the Company since 1995. Mr. Gilon is the Chief Executive Officer of Tamar Technology Ventures, a venture capital partnership which invests primarily in Israeli companies.  Previously, he served as Managing Director of Shaked Technologies Ltd., a company which has served since April 1982 as a consultant to and representative of major U.S. electronics and aerospace companies. From October 1993 until August 1995, he served as President of W.S.P. Capital Holdings Ltd., which provides investment banking and underwriting services in Israel and invests in real estate and high-technology projects in Israel and abroad. Mr. Gilon is a private investor in numerous high technology companies, including affiliates of ours in Israel, and is a director of Silicom, RADCOM, AVT Ltd., Ceragon Ltd., RAD Ventures and WisAir Ltd. He has a B.Sc. degree in Electrical Engineering from the Technion and a M.B.A. from Tel Aviv University.  Mr. Gilon serves as an independent director of the Company.

Dr. Liora Katzenstein became a director of RiT as of February 15, 2003. Prof. Katzenstein divides her time between the worlds of business and academia. Her experience as Associate Dean of TISOM (Tel Aviv International School of Management), a private international business school in Tel Aviv, led directly to her initiative in bringing Swinburne University of Technology's renowned Entrepreneurship and Innovation program to Israel in the framework of ISEMI (Institute for the Study of Entrepreneurship and Management of Innovation), where she serves as Founder and President since 1996. As one of the pioneers of entrepreneurial education in Israel, she has published many articles and lectured on this and related subjects at most of Israel's prestigious universities and management institutions as well as at major public organizations and private technology based corporations. She holds an MALD degree in Law and Diplomacy from Tufts University, Boston and a Visiting Doctoral Scholarship at the Harvard Graduate School of Business Administration, and a Ph.D. degree in International Economics from the University of Geneva.  In addition, Prof. Katzenstein is a member of the Board of Directors of several companies including Clal Industries & Investments, Discount Issuers Ltd., Bezeq Globe, Amanet, RADWare and RADVision (the latter two companies are part of the RAD BYNET Group).

It is proposed that at the Annual General Meeting the following Resolution be adopted:

“RESOLVED, that Yehuda Zisapel, Liam Galin, Zohar Gilon and Liora Katzenstein be, and each of them hereby is, elected to the Board of Directors.”

The affirmative vote of the holders of a majority of the Ordinary Shares represented at the Annual Meeting in person or by proxy and voting thereon is required to approve this proposed Resolution.

The Board of Directors recommends that the shareholders vote FOR approval of the election of the above-mentioned nominees.

ITEM 2 - REAPPOINTMENT OF AUDITORS

Somech Chaikin, Certified Public Accountants (Israel), was nominated by the Board of Directors of the Company and the Audit Committee thereof for reappointment as independent auditors of the Company until the Company’s next annual meeting of shareholders. Somech Chaikin has no relationship with the Company or with any affiliate of the Company except as auditors and, to a limited extent, as tax consultants. The Board of Directors believes that such limited non-audit function does not affect the independence of Somech Chaikin.   The shareholders will also be asked to authorize the Board of Directors to fix the compensation of the auditors, which will be authorized to delegate this authority to its Audit Committee.

It is proposed that at the Annual General Meeting the following Resolution be adopted:

"RESOLVED, that the Company's auditors, Somech Chaikin be, and they hereby are, ratified as auditors of the Company until the Company’s next annual meeting of shareholders, and that the Board of Directors be, and it hereby is, authorized to fix the remuneration of said auditors in accordance with the volume and nature of their services or to delegate such authority to the Audit Committee thereof."

The affirmative vote of the holders of a majority of the Ordinary Shares represented at the Annual Meeting in person or by proxy and voting thereon is required to approve this proposed Resolution.

The Board of Directors recommends a vote FOR approval of this proposed Resolution.

ITEM 3 - APPROVAL OF COMPANY'S DIRECTORS AND OFFICERS

LIABILITY INSURANCE FOR 2003

The Companies Law and our Articles of Association authorize the Company, subject to shareholder approval, to purchase an insurance policy for the benefit of our officers and directors for liability by reason of acts or omissions committed while serving in their respective capacities as officers or directors.

The Companies Law provides that a company may not enter into an insurance policy which would provide coverage for the liability of an officer or director for: (a) a breach of his or her duty of loyalty, except if he or she acted in good faith and had a reasonable cause to assume that such act would not prejudice the interests of the Company and is otherwise permitted by law; (b) a breach of his or her duty of care committed intentionally or recklessly; (c) an act or omission done with the intent to unlawfully recognize personal gain; or

(d) a fine or monetary settlement imposed upon him or her.

Under the Israeli Companies Law, the insurance of directors and officers requires the approval of our Audit Committee, Board of Directors and shareholders.

Our Audit Committee and Board of Directors approved the purchase of a directors and officers' liability insurance policy from NIC Insurance Company for the period commencing on July 20, 2003 and ending on July 20, 2004. The coverage under the policy is $5,000,000; the premium paid by the Company is $160,000 and the Company contribution for each securities claim under the policy is $350,000. The shareholders are being asked to approve the purchase by the Company of such insurance coverage for the benefit of our directors and officers.

It is proposed that at the Annual General Meeting the following resolution be adopted:

"RESOLVED, that the purchase of a directors and officers' liability insurance policy from NIC Insurance Company for the period commencing on July 20, 2003 and ending on July 20, 2004, with aggregate coverage of $5,000,000, for the benefit of all directors and officers of the Company that may serve from time to time, is hereby approved."

The affirmative vote of the holders of a majority of the Ordinary Shares represented at the Annual Meeting in person or by proxy and voting thereon is required to approve this proposed Resolution.

The Board of Directors recommends a vote FOR the approval of the proposed resolution.

ITEM 4 - INDEMNIFICATION OF DIRECTORS OF THE COMPANY,

IN ACCORDANCE WITH A REVISED INDEMNITY AGREEMENT

The Israeli Companies Law and the Company's Articles of Association permit the indemnification of office holders of the Company. Under Israeli law, an undertaking in advance to provide indemnification to the directors and officers of the Company requires the approval of our Audit Committee, Board of Directors and shareholders. The Board of Directors believes that providing indemnification of directors and officers is an important factor in attracting and retaining highly-qualified individuals to serve in these positions and in motivating such individuals to devote their maximum efforts toward the advancement of the Company. With respect to each of the Company's directors and officers, the shareholders approved an indemnity agreement in a general form.

The Company's Audit Committee and Board of Directors have approved the indemnification of the Company's directors and officers, in the form of the revised agreement attached as Exhibit A, effective as of the appointment of each individual as a director or officer. The revised form is much more detailed than the existing form. It includes, among other things, the procedures to be followed in the event a director or officer makes a claim for indemnification, the events in which the director or officer is entitled to indemnification, and the limits on such indemnification. Shareholders are now being asked to ratify and approve these indemnification agreements.

It is proposed that at the Annual General Meeting the following resolution be adopted:

"RESOLVED, that the Company's undertaking to enter into an Indemnification Agreement with each of the Company's directors and officers, in the form of the agreement attached as Exhibit A, be, and it hereby is, ratified and approved;

"RESOLVED, that for the purposes of the foregoing resolution, the terms "director" and "officer" shall include all present and future directors and officers of the Company as shall serve from time to time."

The affirmative vote of the holders of a majority of the Ordinary Shares represented at the Annual Meeting in person or by proxy and voting thereon is required to approve this proposed Resolution.

The Board of Directors recommends a vote "FOR" the approval of the proposed resolution.

ITEM 5 - APPROVAL OF COMPENSATION

OF PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Company's success depends to a significant extent on the performance of its President and Chief Executive Officer, Mr. Liam Galin.  In recognition of the importance of Mr. Liam Galin to the Company, the Board of Directors (with Mr. Liam Galin abstaining) has approved, subject to the approval of the shareholders of the Company, the compensation of Mr. Liam Galin effective as of January 2003.

The approval of the shareholders of the Company is needed under the Companies Law since Mr. Liam Galin is also a director of the Company.

It is proposed that at the Annual General Meeting the following Resolution be adopted:

"RESOLVED, that following the approval by the Audit Committee and the Board of Directors of the Company, in compliance with the requirements of the Israeli Companies Law, 5759-1999, the remuneration of the President and Chief Executive Officer effective as of January 2003 in the amounts approved by the Audit Committee and the Board of Directors be, and the same hereby are, approved."

The Board of Directors recommends a vote FOR approval of the proposed Resolution. Since Mr. Liam Galin has an interest in the foregoing proposed resolution, he refrains from making a recommendation with respect to such resolution.

ITEM 6 – 2003 SHARE OPTION PLAN

Background

On June 30, 2003, the U.S. Securities and Exchange Commission approved amendments to Nasdaq’s listing rules. The amended rules require the Company to obtain shareholder approval for the adoption of, and material amendments to, most stock option plans.  Accordingly, we are asking our shareholders to approve the adoption of the RiT Technologies Ltd. 2003 Share Option Plan (the “2003 Plan”), so that we can use it to achieve the Company's compensation goals and also enable the Israeli employees, and directors that receive options granted thereunder to benefit from a reduced tax rate in accordance with a new tax regime in Israel, commonly referred to as the “Tax Reform.”  Our Board of Directors has adopted the 2003 Plan, subject to approval from our shareholders at the Meeting.

We have consolidated the aggregate number of Ordinary Shares reserved for issuance under the Company’s Key Employee Share Incentive Plan (1996), the Company’s Directors Share Incentive Plan and the 2003 Plan (the “Plans”), so that an aggregate of 2,736,666 Ordinary Shares have been reserved for issuance under such plans, subject to adjustments for stock splits and similar events.

We believe that the approval of the 2003 Plan is essential to our ability to attract and retain employees and directors. In addition, stock options to be granted under the 2003 Plan to our eligible Israeli personnel will enable them to enjoy a reduced tax rate in accordance with the Tax Reform.

Summary of the 2003 Plan

The following is a summary of the principal features of the 2003 Plan. The following summary is qualified in its entirety by reference to the 2003 Plan, a copy of which is attached as Exhibit B hereto.

Purposes.  The purpose of the 2003 Plan is to provide incentives to employees, directors, consultants and contractors of the Company, or any subsidiary thereof, by providing them with opportunities to purchase Ordinary Shares of the Company.  The 2003 Plan is designed to allow the grantees to benefit from the provisions of either Section 102 or Section 3(9) of the Israeli Income Tax Ordinance (New Version) 1961, or the Tax Ordinance, as applicable, and the rules and regulations promulgated thereunder or any applicable rulings, procedures or clarifications.

Administration.  The 2003 Plan is administered by our Board of Directors or, subject to the Companies Law, by a Share Incentive Committee appointed by our Board of Directors (the “Committee”). Subject to the terms of the 2003 Plan and applicable law, the Committee will have the power to determine the persons who will receive stock option awards, the terms and conditions of such stock option awards (such as vesting schedule and exercise price), and/or other matters as set forth in the 2003 Plan, including the making of certain tax elections in accordance with the Tax Ordinance.  The interpretation and construction by the Committee of any provision of the 2003 Plan or of any option granted thereunder will be final and conclusive.

The Committee will also have full authority in its discretion to determine that the Company may issue, for the purposes of the 2003 Plan, previously issued Ordinary Shares that are held by the Company, from time to time, as dormant or treasury shares.  If a stock option expires or otherwise cease to exist, all Ordinary Shares covering such stock option will again be available for grant and returned to the “pool” of Ordinary Shares reserved for issuance under the Plans.

Eligibility.  The Committee may grant stock options to any employee, director, consultant or contractor of the Company or any subsidiary thereof, except that grants to the Company’s office holders will be subject to the approvals required under the Companies Law.

Exercise Price; Vesting.  The exercise price and vesting schedule of options granted under the 2003 Plan are determined by the Committee, as specified in the grant letter issued by the Company to the grantee. Unless otherwise determined by the Committee, the Options shall be fully vested on the third anniversary following their grant, as follows: 33.3% of the Options shall vest on the first anniversary of the grant, and an additional 33.3% shall vest on the second and third anniversaries of the grant. The Committee will have full authority to determine any provisions regarding the acceleration of the vesting of any options or the cancellation of all or any portion of any restrictions with respect to any options upon certain events or occurrences, and to include such provisions in the grant letter.

Termination of Employment.  In general, in the event that employment with the Company or one of its subsidiaries is terminated for any reason, then all the unvested options on the date of termination expire immediately.  If the employment (i) is terminated as a result of death or disability, then the vested options will expire within 180 days following the termination date, (ii) is terminated for “cause” (such as due to breach of trust or intentional misconduct), then the vested options will terminate immediately, or (iii) is terminated for any other reason, then the vested options will expire within 90 days following the termination date. The same provisions generally apply to the service of directors and consultants.  In certain circumstances, the Committee is authorized to deviate from the foregoing principles.

Adjustment upon Certain Events; Change of Control.  If there is a change in capitalization, such as a stock dividend, stock split, combination or exchange of shares, recapitalization or any other similar event, which results in an increase or decrease in the number of issued and outstanding Ordinary Shares, an appropriate adjustment will be made to the exercise price of each outstanding option and the number of Ordinary Shares subject to each outstanding option. If the Company is liquidated or dissolved, each of the outstanding options on the date of such a dissolution or liquidation will generally terminate immediately prior to the effective date of such dissolution or liquidation.

Under the 2003 Plan, in the event of a corporate transaction, such as the sale of all or substantially all of the Company’s assets, disposition of at least 80% of the Company’s outstanding securities, merger or other transaction that results in the exchange of Ordinary Shares into other property or in the Company not being the surviving corporation, the outstanding options on the date of the occurrence of any one of the foregoing events will generally be, at the discretion of the Committee, substituted for an option to purchase securities of the successor entity and/or be assumed by the successor entity. Unless assumed by the successor entity, all outstanding options will terminate immediately following such transaction.  In the event of a sale of all of the Company’s outstanding share capital, option holders will be obligated to sell all of their outstanding options for consideration that generally reflects the value at which all other shares were sold.

Transferability of Options. Options are generally not assignable or transferable, except by will or the laws of descent and distribution. In the event of death of grantees, options may be exercised within a prescribed period (see “Termination of Employment” above) by a person who acquires the right to exercise the options by bequest or inheritance.

Term.  The 2003 Plan will terminate upon the earlier of (i) July 20, 2013 or (ii) the termination of all outstanding options in connection with a corporate transaction.  Options generally expire ten (10) years from the date of grant, unless earlier terminated in connection with termination of employment or service with us.

Amendment and Repricing.  Our Board of Directors, subject to applicable law, can amend the terms of the 2003 Plan from time to time. However, our Board of Directors cannot amend the 2003 Plan to adversely affect the rights of option holders thereunder without the consent of such option holders. Without derogating from the foregoing, our Board of Directors may, without the approval of our shareholders, (i) expand the class of participants eligible to participate in the 2003 Plan; (ii) expand the types of options or awards provided under the 2003 Plan; and/or (iii) extend the duration of the 2003 Plan. Notwithstanding the aforesaid, our Board of Directors may, at its discretion, bring any of the above actions before the shareholders of the Company for their approval.

Subject to applicable law, the Committee may, without the approval of our shareholders, replace outstanding options with new options having a lower exercise price and containing such other terms and conditions as the Committee may prescribe in accordance with the 2003 Plan, or simply decrease the exercise price of outstanding options. The Committee may, at its discretion, bring such actions before the shareholders of the Company for their approval.

Certain Israeli Income Tax Consequences for the Company. Option grants to Israeli employees, directors and office holders, other than Controlling Shareholders (as such term is defined in the Tax Ordinance) under the 2003 Plan will be granted only under Section 102, or Section 102 options, while options granted to Israeli contractors, consultants or Controlling Shareholders under the 2003 Plan will be granted only under Section 3(9) of the Tax Ordinance, or Section 3(9) options. In the event that options are granted under the 2003 Plan to a trustee designated by the Committee, which with respect to Section 102 options will be approved by the Israeli Commissioner of Income Tax (the “Trustee”), the Trustee is required to hold each such option and the Ordinary Shares issued upon exercise thereof in trust (the “Trust”) for the benefit of the grantee in respect of whom such option was granted.

Section 3(9) options are deemed ordinary income of the grantee on the date of exercise of the option. The benefit to the grantee is calculated as the fair market value of the share on the exercise date less the exercise price.  The Company will be required to withhold applicable tax, social security and national health insurance charges at source on behalf of the grantee, and may be required to pay social security and national health insurance charges.

Section 102 options are taxed on the date of sale of the underlying Ordinary Shares and/or the date of the release of the options or such underlying Ordinary Shares from the Trust (rather than on the exercise date of the options). The income of the grantee on such date is calculated as the fair market value of the share (or the actual sale price) less the exercise price of the option.

In the event that the Committee elects the Capital Gains Route for the taxation of Section 102 options then, provided such options (or the underlying Ordinary Shares) are held by the Trustee for a period of at least two years from the end of the tax year in which such options are granted, the gains derived from such options shall be classified as capital gains and the Company will not be required to pay or withhold any social security and national health insurance charges, but will not benefit from any recognized tax expense resulting from the grant of such awards.  However, if the underlying Ordinary Shares are sold (or if the underlying Ordinary Shares or options are released from the Trust) prior to the lapse of such period, gains derived from such sale shall be deemed ordinary income, and the Company will be required to pay and withhold applicable social security and national health insurance payments, but will not benefit from any recognized tax expense resulting from the grant of such awards.  In addition, the Company will recognize a tax expense if the exercise price of an option award is less than the fair market value of the Ordinary Shares at the time of grant of the options, and only with respect to such amount (calculated as the average of the closing market price for the Company’s Ordinary Shares for the 30 trading days preceding the grant of such award).

In the event that the Committee elects the Ordinary Income Route for the taxation of options granted under Section 102, then the gains derived from such options will be classified as ordinary income and the Company will be required to pay and withhold applicable social security and national health insurance payments, but the Company will benefit from a recognized tax expense resulting from the grant of such awards.

In July 2003, the Board of Directors of the Company elected the Capital Gains Route for the taxation of option awards that will be granted to Israeli personnel under the 2003 Plan pursuant to Section 102.

The foregoing is a brief summary of certain Israeli income tax consequences of the 2003 Plan to the Company and is based on the current tax structure applicable to companies in Israel and does not purport to be complete. Reference should be made to the applicable provisions of the Tax Ordinance.  To the extent that the summary is based on new tax legislation yet to be judicially or administratively interpreted, we cannot be sure that the views expressed will accord with any future interpretation. The summary is not intended, and should not be construed, as legal or professional advice and does not exhaust or cover all possible tax considerations. In particular, the summary does not discuss the tax implications or the provisions of the income tax laws of any non-Israeli jurisdiction.

It is proposed that at the Annual Meeting the following Resolution be adopted:

“RESOLVED, that RiT Technologies Ltd. 2003 Share Option Plan, attached as Exhibit B (“2003 Plan”), is hereby approved and adopted in all respects, including the reservation of an aggregate of 2,736,666 Ordinary Shares of the Company for the grant of options under the 2003 Plan, together with the Company’s Key Employee Share Incentive Plan (1996) and Directors Share Incentive Plan.”

The affirmative vote of the holders of a majority of the Ordinary Shares represented at the Annual Meeting in person or by proxy and voting thereon is required to approve this proposed Resolution.

The Board of Directors recommends a vote FOR approval of the proposed Resolution.

ITEM 7 – GRANT OF 30,000 OPTIONS TO A DIRECTOR

In recognition of her contribution to the Company’s performance, and under the RiT Technologies Ltd. 2003 Share Option Plan and the Capital Gains Route pursuant to Section 102(b)(2) of the Tax Ordinance, and upon approval of the Audit Committee, the Board of Directors granted to Liora Katzenstein options to purchase up to 30,000 Ordinary Shares of the Company at an exercise price equal to the closing price for the Company's shares on the last day of trading prior to the date of the Annual General Meeting.  These options will vest annually in equal portions of 10,000 shares each, commencing on February 15, 2003.

It is proposed that at the Annual General Meeting the following Resolution be adopted:

"RESOLVED, that following the approval by the Audit Committee and the Board of Directors of the Company, in compliance with the requirements of the Israeli Companies Law, 5759-1999, the grant to Liora Katzenstein of options to purchase up to 30,000 ordinary shares of the Company on the terms approved by the Audit Committee and the Board of Directors be, and the same hereby is, approved."

The affirmative vote of the holders of a majority of the Ordinary Shares represented at the meeting in person or by proxy and voting on the matter is required for the approval thereof.

The Board of Directors recommends that the shareholders vote FOR approval of the Resolution. Since Ms. Liora Katzenstein has an interest in the foregoing proposed resolution, she refrains from making a recommendation with respect to such resolution.

ITEM 8 - RATIFICATION OF TRANSACTIONS WITH CERTAIN RELATED PARTIES

Mr. Yehuda Zisapel and Mr. Zohar Zisapel are founders and principal shareholders of the Company. Mr. Yehuda Zisapel is a director of the Company and Mr. Zohar Zisapel was a director until the date of this Annual General Meeting. They are also the founders, directors and principal shareholders of several other companies which, together with the Company and their respective subsidiaries and affiliates, are known as the RAD-BYNET Group.  The Company has entered into certain transactions with members of the RAD-BYNET Group, as set forth below.

The approval of the shareholders of the Company is needed under the Companies Law since Mr. Yehuda Zisapel and Mr. Zohar Zisapel may be deemed together to be controlling shareholders and have an interest in the said transactions.

We believe that the terms of these transactions are beneficial to us and generally no less favorable to us than terms which might be available to us from unaffiliated third parties.

It is proposed that at the Annual General Meeting the following Resolution be adopted:

"RESOLVED, that following the approval by the Audit Committee and the Board of Directors of the Company, in compliance with the requirements of the Israeli Companies Law, 5759-1999, that the transactions with interested parties set forth below, are hereby ratified:

1.

The rental of an aggregate of 25,897 square feet of office, manufacturing and warehousing premises in Tel Aviv from Zisapel Properties (1992) Ltd., and Klil and Michael Properties (1992) Ltd., (affiliates of Yehuda Zisapel and Zohar Zisapel, respectively); and further

2.

The rental by RiT Technologies Inc. of 606 square feet of office premises in Mahwah, New Jersey from RAD Data Communications Inc. (“RAD” Inc.”) and the receipt of various administrative services from RAD Inc.; and further

3.

The provision of personnel and administrative services to the Company by RAD Data Communications Ltd. (“RAD”) and/or Bynet Data Communications Ltd. (“Bynet”) and the reimbursement to RAD and/or Bynet for their providing such services; and further

4.

Arrangement between the Company and Bynet Systems Applications Ltd. (“Bynet Applications”) according to which Bynet Applications will market on a non-exclusive basis certain products of the Company in Israel.

The affirmative vote of the holders of a majority of the Ordinary Shares represented at the meeting in person or by proxy and voting on the matter is required for the approval thereof.  Since Yehuda Zisapel and Zohar Zisapel, who together own approximately 35% of the Ordinary Shares, are deemed to be controlling shareholders, a special majority vote will be required for the approval of this matter. In such event, the affirmative vote of the Ordinary Shares must include at least one-third of the Ordinary Shares voted by shareholders who do not have a personal interest in the matter (unless the total shares of non-interested shareholders voted against the matter does not represent more than one percent of the outstanding Ordinary Shares).  For this purpose, all shareholders are asked to indicate on the enclosed proxy card whether or not they have a personal interest in this matter.  Under the Companies Law, a “personal interest” of a shareholder (i) includes an interest of any members of the shareholder’s immediate family (or spouses thereof) or an interest of a company with respect to which the shareholder (or such a family member thereof) serves as a director or the CEO, owns at least 5% of the shares or has the right to appoint a director or the CEO and (ii) excludes an interest arising solely from the ownership of our ordinary shares.

The Board of Directors recommends a vote FOR approval of the proposed Resolution. Since Messrs. Yehuda Zisapel and Zohar Zisapel have an interest in the foregoing proposed resolution, they refrain from making a recommendation with respect to such resolution.

ITEM 9 - CONSIDERATION OF THE FINANCIAL STATEMENTS

At the Annual General Meeting, the Consolidated Financial Statements of the Company for the fiscal year ended December 31, 2002 will be presented.  This item will not involve a vote of the shareholders. The Annual Report of the Company for the fiscal year ended December 31, 2002, including financial statements, is enclosed, but is not a part of the proxy solicitation material.

OTHER BUSINESS

Management knows of no other business to be transacted at the meeting; but, if any other matters are properly presented to the meeting, the persons named in the enclosed form of proxy will vote upon such matters in accordance with their best judgment.

By Order of the Board of Directors,

s/Yehuda Zisapel

Chairman of the Board of Directors

Dated: October 26, 2003

#

EXHIBIT A

DIRECTOR AND OFFICER

INDEMNITY AGREEMENT

AGREEMENT, dated as of ___________________, between RiT Technologies Ltd., an Israeli company (the “Company”), and ________, an Office Holder of the Company (the “Indemnitee”).

WHEREAS,

Indemnitee is an Office Holder of the Company;

WHEREAS,

both the Company and Indemnitee recognize the risk of litigation and other claims being asserted against Office Holders of public companies;

WHEREAS,

the Articles of Association of the Company authorize the Company to indemnify directors; and

WHEREAS,

in recognition of Indemnitee’s need for substantial protection against personal liability in order to assure Indemnitee’s continued service to the Company in an effective manner and Indemnitee’s reliance on the aforesaid Articles of Association and, in part, to provide Indemnitee with specific contractual assurance that the protection promised by the Articles of Association will be available to Indemnitee (regardless of, among other things, any amendment to or revocation or any change in the composition of the Company’s Board of Directors or acquisition of the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of Indemnitee continuing to serve the Company directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.

CERTAIN DEFINITIONS

1.1.

Change in Control: shall be deemed to have occurred if: (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

1.2.

Company: means RiT Technologies Ltd., and for the purpose of Section  and the Events listed in Schedule A shall include subsidiaries, affiliates, local branches and representative offices of RiT Technologies Ltd.

1.3.

Office Holder:  as such term is defined in the Companies Law – 5759–1999, which term includes directors and certain senior officers.

1.4.

Events: mean events which were determined by the Companies Board of Directors as foreseeable events which may expose the Indemnitee to liability or expense, as detailed in Schedule A to this Agreement.

1.5.

Position: means the position of an Office Holder in the Company or any subsidiary of the Company or any entity in which Indemnitee serves as an Office Holder at the request of the Company either prior to or after the date hereof.

1.

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

1.1.

The Company hereby undertakes to indemnify the Indemnitee to the fullest extent permitted by applicable law, for any liability and expense that may be imposed on him/her with respect to the following:

1.1.1.

monetary liability imposed on an Office Holder in favor of a third party in a judgment, including a settlement or an arbitral award confirmed by a court, for an act that such Office Holder performed by virtue of being an Office Holder of the Company; and

1.1.2.

reasonable costs of litigation, including attorneys’ fees, expended by an Office Holder or for which the Indemnitee has been charged by a court, in an action brought against the Indemnitee by or on behalf of the Company or a third party, or in a criminal action in which the Indemnitee was acquitted, or in a criminal offense for which the Indemnitee was convicted and for which a proof of criminal intent is not required.

1.2.

The above indemnification shall apply to any act performed or failure to act by him/her in his/her capacity as an Office Holder of the Company or as the holder of any Position.

1.3.

If so requested by Indemnitee, the Company shall advance an amount (or amounts) estimated by it to cover Indemnitee’s reasonable litigation expenses, including attorneys’ fees, with respect to which Indemnitee is entitled to be indemnified under Section  above.

1.4.

The Company’s obligation to indemnify Indemnitee and advance expenses in accordance with this Agreement shall be for such period as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether civil, criminal or investigative, arising out of the Indemnitee’s service in the foregoing positions, whether or not Indemnitee is still serving in a Position (the “Indemnification Period”).

1.5.

Indemnitee shall fully cooperate with the Company and/or any attorney as aforesaid in every reasonable way as may be required of Indemnitee within the context of their conduct of such legal proceedings, including but not limited to the execution of power(s) of attorney and other documents, provided that the Company shall cover all costs incidental thereto such that Indemnitee will not be required to pay the same or to finance the same himself.

1.

GENERAL LIMITATIONS ON INDEMNIFICATION

1.1.

The Company’s indemnification undertaking shall cover the Events described in Schedule A hereto, and the indemnification amount payable by the Company under this Agreement in the aggregate to all persons whom it has undertaken to indemnify for the Events shall not exceed US $20 million, but shall be no greater than the amount of coverage available to the Company under the Company's applicable liability insurance policy in effect at the time. The amounts set forth herein were determined by the Company’s board of directors as reasonable amounts considering the nature of the Events and the expected exposure to the Indemnitee.

1.2.

If, when and to the extent that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid by the Company to or on behalf of the Indemnitee, unless Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, in which event Indemnitee shall not be required to so reimburse the Company until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed. In addition, in such event the Company shall not be obligated to indemnify or advance any additional amounts to Indemnitee, unless there has been a determination by a court or competent jurisdiction that the Indemnitee would be permitted to be so indemnified under this Agreement.

1.3.

The Company  undertakes that in the event of a Change in Control of the Company, the Company’s obligations under this Agreement shall continue to be in effect following such Change in Control, and the Company shall take all necessary action to ensure that the party acquiring control of the Company shall independently undertake to continue in effect such Agreement, to maintain the provisions of the Articles of Association allowing indemnification and to indemnify Indemnitee in the event that the Company shall not have sufficient funds or otherwise shall not be able to fulfill its obligations hereunder.

2.

NO MODIFICATION

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.  Any waiver shall be in writing.

3.

SUBROGATION

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and take any actions which may be necessary to secure such rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

4.

REIMBURSEMENT

The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy or otherwise) of the amounts indemnified hereunder. Any amounts paid to Indemnitee under such insurance policy or otherwise after the Company has indemnified the Indemnitee for such liability or expense shall be repaid to the Company promptly upon receipt by Indemnitee, or in the alternative, the Company shall be entitled to payment directly from the insurer as reimbursement for indemnification of Indemnitee, all subject to the terms of the applicable insurance policy.

5.

EFFECTIVENESS

Subject to the receipt of all the required approvals in accordance with the Israeli Law, including the approvals of the audit committee, the Board of Directors and to the same extent required, by the shareholders of the Company,  this Agreement shall be in full force and effect as of the date hereof.

6.

NOTIFICATION AND DEFENSE OF CLAIM

6.1.

Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding which may give rise to an indemnity claim by Indemnitee under this Agreement, Indemnitee will promptly notify the Company in writing of the commencement hereof; but the failure so to notify the Company will not release the Company from any liability which it may have under this Agreement, except to the extent the Company is materially prejudiced by such failure.  With respect to any such action, suit or proceeding of which Indemnitee notifies the Company, and without derogating from Section 2.1:

6.1.1.

The Company will be entitled to participate therein at its own expense; and

6.1.2.

Except as otherwise provided below, the Company (jointly with any other indemnifying party) will be entitled (but is not obligated) to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee.  After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  In the event the Company has assumed the defense as provided herein, Indemnitee shall have the right to engage a separate counsel in such action, suit or proceeding at his/her expense. The Company, however, will bear the expense or indemnify the Indemnitee for the fees of such separate counsel in the following events: (i) the engagement of counsel by Indemnitee has been authorized by the Company in writing and in advance; or (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action.

6.2.

The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent.  The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent.  Neither the Company nor the Indemnitee will unreasonably withhold their consent to any proposed settlement.

7.

NON-EXCLUSIVITY

The rights of the Indemnitee hereunder shall not be deemed exclusive of any other rights he/she may have under the Company’s Articles of Association or applicable law or otherwise, and to the extent that during the Indemnification Period the rights of the then existing Office Holders are more favorable to such Office Holders than the rights currently provided thereunder or under this Agreement to Indemnitee, Indemnitee shall be entitled to the full benefits of such more favorable rights. For the avoidance of doubt, it is hereby clarified that nothing contained in this Agreement derogate from the Company’s right to indemnify Indemnitee post factum for any amounts which Indemnitee may be obligated to pay as set forth in Section  above without the limitations set forth in Section  hereof.

8.

BINDING EFFECT

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs and personal and legal representatives.  This Agreement shall continue in effect during the Indemnification Period, regardless of whether Indemnitee continues to serve as an Office Holder of the Company or of any other enterprise at the Company’s request.

9.

SEVERABILITY

The provisions of this Agreement shall be severable in the event that any provision hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

10.

GOVERNING LAW, JURISDICTION

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of Tel Aviv in any action related to this Agreement.

11.

ENTIRE AGREEMENT AND TERMINATION

This Agreement represents the entire agreement between the parties; and there are no other agreements, contracts or understandings between the parties with respect to the subject matter of this Agreement.  No termination or cancellation of this Agreement shall be effective unless in writing and signed by both parties hereto.

RiT TECHNOLOGIES LTD.

OFFICE HOLDER

By:

____________________

By:

____________________

Name:

____________________

Name:

____________________

Title:

____________________

Title:

____________________

Schedule A

1.

Negotiations, execution, delivery and performance of agreements on behalf of the Company, including, without derogating from the generality of the foregoing, claims for breach of contract, breach of warranty or false representations

2.	Without derogating from the above, acts and omissions in connection with the sale and/or purchase of assets, shares and/or legal entities, including any investments, mergers and acquisitions
3.	Anti-competitive acts and acts of commercial wrongdoing
4.	Acts with respect to invasion of privacy including, without limitation, with respect to databases and acts with respect to slander
5.

Acts with respect to violation of copyrights, patents, trademarks, service marks, designs and any other intellectual property rights; Acts in connection with the intellectual property of the Company and/or Affiliates, and its protection, including the registration or assertion of rights to intellectual property and the defense of claims related to intellectual property

6.	Acts with respect to “Y2K” malfunctions
7.	Approval of corporate actions including the approval of the acts of the Company’s management, their guidance and their supervision
8.	Claims of failure to exercise business judgment and a reasonable level of proficiency, expertise and care with respect to the Company’s business
9.

Violations of securities laws of any jurisdiction, including without limitation, fraudulent disclosure claims, failure to comply with SEC and/or Nasdaq rules and other claims relating to relationships with investors and the investment community

10.	Without derogating from the above, any claim in connection with the offering of the Company’s securities to the public and/or based on a prospectus any other public filings made by the Company
11.	Violations of laws requiring the Company to obtain regulatory and governmental licenses, permits and authorizations in any jurisdiction
12.	Claims in connection with publishing or providing any information, including via press release or any filings with governmental authorities, on behalf of the Company
13.	Violations of any law or regulation governing domestic and international trade in any jurisdiction, including, without limitation, export laws
14.	Claims in connection with employment relationships with Company’s or its subsidiaries’ employees, including, without limitations, claims for severance, unfair dismissal, harassment and discrimination
15.

Acts or omissions in connection with the management and operation of the Company, including, without limitation, claims in connection with the Company’s relationship with suppliers, customers, distributors, resellers, subcontractors, lessors and lessees

16.	Without derogating from the above, acts and omissions in connection with the management and monitoring of the Company’s funds and assets
17.	Acts or omissions made pursuant to or in accordance with the policies and procedures of the Company, whether such policies and procedures are published or not
18.

Acts or omissions in connection with product liability, including, without limitation, the testing of products developed by the Company and/or in connection with the distribution, sale, license or use of such products

#

EXHIBIT B

RIT TECHNOLOGIES LTD.

2003 SHARE OPTION PLAN

A.  NAME AND PURPOSE

1.

Name:  This plan, as amended from time to time, shall be known as the “RiT Technologies Ltd. 2003 Share Option Plan” (the “Plan”).

2.

Purpose: The purpose and intent of the Plan is to provide incentives to employees, directors, consultants and contractors of RiT Technologies Ltd., a company organized under the laws of the State of Israel, or any subsidiary thereof (the “Company”), by providing them with opportunities to purchase Ordinary Shares, nominal value of 0.10 New Israeli Shekel each (the “Shares”) of the Company, pursuant to a plan approved by the Board of Directors of the Company (the “Board”) which is designed to benefit from, and is made pursuant to, the provisions of either Section 102 or Section 3(9) of the Israeli Income Tax Ordinance [New Version] 1961 (the “Ordinance”), as applicable,  and the rules and regulations promulgated thereunder.

B.  GENERAL TERMS AND CONDITIONS OF THE PLAN

1.

Administration:

3.1

The Board may appoint a Share Incentive Committee, which will consist of such number of Directors of the Company, as may be fixed from time to time by the Board. The Board shall appoint the members of the committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused. The Plan will be administered by the Share Incentive Committee, or where not permitted according to Section 112 of the Companies Law, 1999 (the “Companies Law”), by the Board (collectively - the “Committee”).

3.2

The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places, as it shall determine.  Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to, or approved in, writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.3

Subject to the general terms and conditions of this Plan and applicable law, the Committee shall have the full authority in its discretion, from time to time and at any time to determine (i) the persons (“Grantees”) to whom options to purchase Shares (the “Options”) shall be granted, (ii) the number of Shares subject to each Option, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for, and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of Shares subject to the Options to be granted to each Grantee, the Committee may consider, among other things, the Grantee's salary and the duration of the Grantee's employment by the Company.

3.4

Subject to the general terms and conditions of the Plan and the Ordinance, the Committee shall have the full authority in its discretion, from time to time and at any time, to determine:

(a)

with respect to the grant of 102 Options (as defined in Section 5.1(a)(i) below) - whether the Company shall elect the “Ordinary Income Route” under Section 102(b)(1) of the Ordinance (the “Ordinary Income Route”) or the “Capital Gains Route” under Section 102(b)(2) of the Ordinance (the “Capital Gains Route”) (each of the Ordinary Income Route or the Capital Gains Route - a “Taxation Route”) for the grant of 102 Options, and the identity of the trustee who shall be granted such 102 Options in accordance with the provisions of this Plan and the then prevailing Taxation Route.

In the event the Committee determines that the Company shall elect one of the Taxation Routes for the grant of 102 Options, the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which 102 Options are first granted under the then prevailing Taxation Route; and

(b)

with respect to the grant of 3(9) Options (as defined in Section 5.1(a)(ii) below) - whether or not 3(9) Options shall be granted to a trustee in accordance with the terms and conditions of this Plan, and the identity of the trustee who shall be granted such 3(9) Options in accordance with the provisions of this Plan.

3.5

Notwithstanding the aforesaid, the Committee may, from time to time and at any time, grant 102 Options that will not subject to a Taxation Route, as detailed in Section 102(c) of the Ordinance (“102(c) Options”).

3.6

The Committee may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary.  No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

3.7

The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive and binding on all parties who have an interest in the Plan or any Option or Share issuance thereunder unless otherwise determined by the Board.

4.

Eligible Grantees:

4.1

The Committee, at its discretion, may grant Options to any employee, director, consultant or contractor of the Company. Anything in this Plan to the contrary notwithstanding, all grants of Options to office holders (i.e., "Nosei Misra", as such term is defined in the Companies Law) shall be authorized and implemented only in accordance with the provisions of the Companies Law.

4.2

The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share option plan of the Company.

5.

Grant of Options, Issuance of Shares, Dividends and Shareholder Rights:

5.1

Grant of Options and Issuance of Shares.

(a)

Subject to the provisions of the Ordinance and applicable law,

(i)

all grants of Options to employees, directors and office holders of the Company, other than to a Controlling Shareholder of the Company (i.e., “Baal Shlita”, as such term is defined in the Ordinance), shall be made only pursuant to the provisions of Section 102 of the Ordinance, the Income Tax Rules (Tax Relief in Issuance of Shares to Employees), 2003 (“102 Rules”) and any other regulations, rulings, procedures or clarifications promulgated thereunder (“102 Options”), or any other section of the Income Tax Ordinance that will be relevant for such issuance in the future; and

(ii)

all grants of Options to consultants, contractors or Controlling Shareholders of the Company shall be made only pursuant to the provisions of Section 3(9) of the Ordinance and the rules and regulations promulgated thereunder (“3(9) Options”), or any other section of the Ordinance that will be relevant for such issuance in the future.

(b)

Subject to Sections 7.1 and 7.2 hereof, the effective date of the grant of an Option (the “Date of Grant”) shall be the date the Committee resolves to grant such Option, unless specified otherwise by the Committee in its determination relating to the award of such Option.  The Committee shall promptly give the Grantee written notice (the “Notice of Grant”) of the grant of an Option.

(c)

Trust.  In the event Options are granted under the Plan to a trustee designated by the Committee in accordance with the provisions of Section 3.4 hereof and, with respect to 102 Options, approved by the Israeli Commissioner of Income Tax (the “Trustee”), the Trustee shall hold each such Option and the Shares issued upon exercise thereof in trust (the “Trust”) for the benefit of the Grantee in respect of whom such Option was granted (the “Beneficial Grantee”).

In accordance with Section 102, the tax benefits afforded to 102 Options (and any Shares received upon exercise thereof) in accordance with the Ordinary Income Route or Capital Gains Route, as applicable, shall be contingent upon the Trustee holding such 102 Options for a period of at least (i) one year from the end of the tax year in which the 102 Options are granted, if the Company elects the Ordinary Income Route, or (ii) two years from the end of the tax year in which the 102 Options are granted, if the Company elects the Capital Gains Route, or (iii) such other period as shall be approved by the Israeli Commissioner of Income Tax (collectively the “Trust Period”).

With respect to 102 Options granted to the Trustee, the following shall apply:

(i)

A Grantee granted 102 Options shall not be entitled to sell the Shares received upon exercise thereof (the “Exercised Shares”) or to transfer such Exercised Shares (or such 102 Options) from the Trust prior to the lapse of the Trust Period;

(ii)

Any and all rights issued in respect of the Exercised Shares, including bonus shares but excluding cash dividends (“Rights”(, shall be issued to the Trustee and held thereby until the lapse of the Trust Period, and such Rights shall be subject to the Taxation Route which is applicable to such Exercised Shares.

Notwithstanding the aforesaid, Exercised Shares or Rights may be sold or transferred, and the Trustee may release such Exercised Shares (or 102 Options) or Rights from Trust, prior to the lapse of the Trust Period, provided however, that tax is paid or withheld in accordance with Section 102(b)(4) of the Ordinance and Section 7 of the 102 Rules.

All certificates representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided.

(d)

Subject to the terms hereof, at any time after the options have vested, with respect to any Options or Shares the following shall apply:

(i)

Upon the written request of any Beneficial Grantee, the Trustee shall release from the Trust the Options granted, and/or the Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided, however, that the Trustee shall not so release any such Options and/or Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.

(ii)

Alternatively, provided the Shares are listed on a stock exchange or admitted to trading on an electronic securities trading system (such as the Nasdaq Stock Market), upon the written instructions of the Beneficial Grantee to sell any Shares issued upon exercise of Options, the Trustee shall use its reasonable efforts to effect such sale and shall transfer such Shares to the purchaser thereof concurrently with the receipt, or after having made suitable arrangements to secure the payment of the proceeds of the purchase price in such transaction.  The Trustee shall withhold from such proceeds any and all taxes required to be paid in respect of such sale, shall remit the amount so withheld to the appropriate tax authorities and shall pay the balance thereof directly to the Beneficial Grantee, reporting to such Beneficial Grantee and to the Company the amount so withheld and paid to said tax authorities.

5.2

Guarantee. In the event a 102(c) Option is granted to a Grantee who is an employee at the time of such grant, if the Grantee’s employment is terminated, for any reason, such Grantee shall provide the Company with a guarantee or collateral securing the payment of all taxes required to be paid upon the sale of the Exercised Shares received upon exercise of such 102(c) Option.

5.3

Dividend.  All Shares issued upon the exercise of Options granted under the Plan shall entitle the Grantee thereof to receive dividends with respect thereto. For so long as Shares issued to the Trustee on behalf of a Beneficial Grantee are held in the Trust, the dividends paid or distributed with respect thereto shall be remitted to the Trustee for the benefit of such Beneficial Grantee or distributed directly to such Beneficial Grantee, as shall be solely determined by the Committee.

5.4

Shareholder Rights.  The holder of an Option shall have no shareholder rights with respect to the Shares subject to such Option until such person shall have exercised the Option, paid the exercise price and become the recordholder of the purchased Shares.

6.

Reserved Shares: The total number of Shares that may be subject to Options granted under this Plan, the RiT Technologies Ltd. Key Employee Share Incentive Plan (1996), and the RiT Directors Share Incentive Plan (1997) (the “Plans”) shall not exceed 2,736,666 in the aggregate, subject to adjustments as provided in Section 11 hereof and increase as provided in Section 13 hereof. Notwithstanding the aforesaid, the Committee shall have full authority in its discretion to determine that the Company may issue, for the purposes of this Plan, previously issued Shares that are held by the Company, from time to time, as Dormant Shares (as such term is defined in the Companies Law). All Shares under the Plans, in respect of which the right of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

7.

Grant of Options:

7.1

The implementation of the Plan and the granting of any Option under the Plan shall be subject to the Company’s procurement of all approvals and permits required by applicable law or regulatory authorities having jurisdiction over the Plan, the Options granted under it and the Shares issued pursuant to it.

7.2

The Notice of Grant shall state, inter alia, the number of Shares subject to each Option, the vesting schedule, the dates when the Options may be exercised, the exercise price, whether the Options granted thereby are 102 Options or 3(9) Options, and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan. Each Notice of Grant evidencing a 102 Option shall, in addition, be subject to the provisions of the provisions of the Ordinance applicable to such options.

7.3

Vesting.  Without derogating from the rights and powers of the Committee under Section 7.3 hereof, unless otherwise specified by the Committee, the Options shall be for a term of ten (10) years, and, unless determined otherwise by the Committee, the Vesting Period pursuant to which such Options shall vest, and the Grantee thereof shall be entitled to pay for and acquire the Shares, shall be such that all Options shall be fully vested on the first business day following the passing of three (3) years from the Date of Grant, as follows: 33.3% of such Options shall vest on the first anniversary of the Adoption Date (the “Adoption Date” for the purpose of this Plan means the Date of Grant or any other date determined by the Committee for a given grant of Options). A further 33.3% of such Options shall vest on each of the second and third anniversaries of the Adoption Date, provided that the Grantee has been continuously employed by the Company during the said twelve month period.

“Vesting Period” of an Option means, for the purpose of the Plan and its related instruments, the period between the Adoption Date and the date on which the holder of an Option may exercise the rights awarded pursuant to the terms of the Option. Any term in which the Grantee shall not be employed by the Company, or in which the Grantee shall have given notice of resignation or been given notice of termination, irrespective of the effective date of such resignation or termination of employment, or in which the Grantee shall have taken an unpaid leave of absence, shall not be included in the Vesting Period.

7.4

Acceleration of Vesting.  Anything herein to the contrary in this Plan notwithstanding, the Committee shall have full authority to determine any provisions regarding the acceleration of the Vesting Period of any Option or the cancellation of all or any portion of any outstanding restrictions with respect to any Option or Share upon certain events or occurrences, and to include such provisions in the Notice of Grant on such terms and conditions as the Committee shall deem appropriate.

7.5

Repricing. Subject to applicable law, the Committee shall have full authority to, at any time and from time to time, without the approval of the Shareholders of the Company, (i) grant in its discretion to the holder of an outstanding Option, in exchange for the surrender and cancellation of such Option, a new Option having an exercise price lower than provided in the Option so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan, or (ii) effectuate a decrease in the Exercise Price (see Section 8 below) of outstanding Options. At the full discretion of the Committee such actions may be brought before the shareholders of the Company for their approval.

8.

Exercise Price: The exercise price per Share subject to each Option shall be determined by the Committee in its sole and absolute discretion, subject to applicable law.

9.

Exercise of Options:

9.1

Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan.

9.2

The exercise of an Option shall be made by a written notice of exercise (the “Notice of Exercise”) delivered by the Grantee (or, with respect to Options held in the Trust, by the Trustee upon receipt of written instructions from the Beneficial Grantee) to the Company at its principal executive office, specifying the number of Shares to be purchased and accompanied by the payment therefor, and containing such other terms and conditions as the Committee shall prescribe from time to time.

9.3

Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option has not been exercised and the Shares subject thereto not paid for within ten (10) years after the Date of Grant (or any shorter period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection therewith any Options are still held in the Trust as aforesaid, the Trust with respect thereto shall ipso facto expire, and the Shares subject to such Options shall again be available for grant through Options under the Plan, as provided for in Section 6 herein.

9.4

Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank’s check payable to the order of the Company, or such other method of payment acceptable to the Company.

10.

Termination of Employment:

10.1

Employees.  In the event that a Grantee who was an employee of the Company on the Date of Grant of any Options to him or her ceases, for any reason, to be employed by the Company (the “Cessation of Employment”), all Options theretofore granted to such Grantee when such Grantee was an employee of the Company shall terminate as follows:

(a)

The date of the Grantee’s Cessation of Employment shall be the date on which the employee-employer relationship between the Grantee and the Company ceases to exist (the “Date of the Cessation”).

(b)

All such Options which are not vested at the Date of Cessation shall terminate immediately.

(c)

If the Grantee’s Cessation of Employment is by reason of such Grantee's death or “Disability” (as hereinafter defined), such Options (to the extent vested at the Date of Cessation) shall be exercisable by the Grantee or the Grantee's guardian, legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution, at any time until 180 days from the Date of Cessation, and shall thereafter terminate.

For purposes hereof, "Disability" shall mean the inability to engage in any substantial gainful occupation for which the Grantee is suited by education, training or experience, by reason of any medically determinable physical or mental impairment which is expected to result in such person’s death or to continue for a period of six (6) consecutive months or more.

(d)

If the Grantee’s Cessation of Employment is due to any reason other than those stated in Sections 10.1(c), 10.1(e) and 10.1(f) herein, such Options (to the extent vested at the Date of Cessation) shall be exercisable at any time until 90 days after the Date of Cessation, and shall thereafter terminate; provided, however, that if the Grantee dies within such period, such Options (to the extent vested at the Date of Cessation) shall be exercisable by the Grantee's legal representative, estate or other person to whom the Grantee's rights are transferred by will or by laws of descent or distribution at any time until 180 days from the Date of Cessation, and shall thereafter terminate.

(e)

Notwithstanding the aforesaid, if the Grantee’s Cessation of Employment is due to (i) breach of the Grantee’s duty of loyalty towards the Company, or (ii) breach of the Grantee’s duty of care towards the Company, or (iii) the commission any flagrant criminal offense by the Grantee, or (iv) the commission of any act of fraud, embezzlement or dishonesty towards the Company by the Grantee, or (v) any unauthorized use or disclosure by the Grantee of confidential information or trade secrets of the Company, or (vi) any other intentional misconduct by the Grantee (by act or omission) adversely affecting the business or affairs of the Company in a material manner, or (vii) any act or omission by the Grantee which would allow for the termination of the Grantee’s employment without severance pay, according to the Severance Pay Law, 1963, all the Options whether vested or not shall ipso facto expire immediately and be of no legal effect.

(f)

If a Grantee retires, he shall, subject to the approval of the Committee, continue to enjoy such rights, if any, under the Plan and on such terms and conditions, with such limitations and subject to such requirements as the Committee in its discretion may determine.

(g)

Whether the Cessation of Employment of a particular Grantee is by reason of “Disability” for the purposes of paragraph 10.1(c) hereof or by virtue of “retirement” for purposes of paragraph 10.1(f) hereof, or is a termination of employment other than by reason of such Disability or retirement, or is for reasons as set forth in paragraph 10.1(e) hereof, shall be finally and conclusively determined by the Committee in its absolute discretion.

(h)

Notwithstanding the aforesaid, under no circumstances shall any Option be exercisable after the specified expiration of the term of such Option.

10.2

Directors, Consultants and Contractors.  In the event that a Grantee, who is a director, consultant or contractor of the Company, ceases, for any reason, to serve as such, the provisions of Sections 10.1(b), 10.1(c), 10.1(d), 10.1(e), 10.1(g) and 10.2(h) above shall apply, mutatis mutandis. For the purposes of this Section 10.2, “Date of Cessation” shall mean:

(a)

with respect to directors - the date on which a director submits notice of resignation from the Board or the date on which the shareholders of the Company remove such director from the Board; and

(b)

with respect to consultants and contractors - the date on which the consulting or contractor agreement between such consultant or contractor, as applicable, and the Company expires or the date on which either of the parties to such agreement sends the other notice of its intention to terminate said agreement.

10.3

Notwithstanding the foregoing provisions of this Section 10, the Committee shall have the discretion, exercisable either at the time an Option is granted or thereafter, to:

(a)

extend the period of time for which the Option is to remain exercisable following the Date of Cessation to such greater period of time as the Committee shall deem appropriate, but in no event beyond the specified expiration of the term of the Option;

(b)

permit the Option to be exercised, during the applicable exercise period following the Date of Cessation, not only with respect to the number of Shares for which such Option is exercisable at the Date of Cessation but also with respect to one or more additional installments in which the Grantee would have vested under the Option had the Grantee continued in the employ or service of the Company.

11.

Adjustments, Liquidation and Corporate Transaction:

11.1

Definitions:

“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)

a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its subsidiaries;

(ii)

a sale or other disposition of at least eighty percent (80%) of the outstanding securities of the Company;

(iii)

a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)

a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares of the Company outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

11.2

Adjustments.  Subject to any required action by the shareholders of the Company, the number of Shares subject to each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares subject to each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

11.3

Liquidation.  Unless otherwise provided by the Board, in the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action. In such case, the Committee may declare that any Option shall terminate as of a date fixed by the Committee and give each Grantee the right to exercise his Option, including any Option which would not otherwise be exercisable.

11.4

Corporate Transaction.

(a)

In the event of a Corporate Transaction, immediately prior to the effective date of such Corporate Transaction, each Option may, at the sole and absolute discretion of the Committee, either:

(i)

be substituted for an option to purchase securities of any successor entity (the “Successor Entity Option”) such that the Grantee may exercise the Successor Entity Option for such number and class of securities of the successor entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Option been exercised immediately prior to the effective date of such Corporate Transaction; or

(ii)

be assumed by any successor entity such that the Grantee may exercise the Option for such number and class of securities of the successor entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Option been exercised immediately prior to the effective date of such Corporate Transaction; or

In the event of a clause (i) or clause (ii) action, appropriate adjustments shall be made to the exercise price per Share to reflect such action.

Immediately following the consummation of the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by a successor entity.

(b)

Notwithstanding the foregoing, the Committee shall have full authority and sole discretion to determine that any of the provisions of Sections 11.4(a)(i), 11.4(a)(ii) or 11.4(a)(iii) above shall apply in the event of a Corporate Transaction in which the consideration received by the shareholders of the Company is not solely comprised of securities of a successor entity, or in which such consideration is solely cash or assets other than securities of a successor entity.

11.5

Sale.  In the event that all or substantially all of the issued and outstanding share capital of the Company is to be sold (the “Sale”), each Grantee shall be obligated to participate in the Sale and sell his or her Shares and/or Options in the Company, provided, however, that each such Share or Option shall be sold at a price equal to that of any other Share sold under the Sale (minus the applicable exercise price), while accounting for changes in such price due to the respective terms of any such Option, and subject to the absolute discretion of the Board.

11.6

The grant of Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

12.

Limitations on Transfer: No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee's guardian or legal representative.  The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

13.

Term and Amendment of the Plan:

13.1

The Plan was adopted by the Board on July 20, 2003. The Plan shall terminate upon the earliest of (i) the expiration of the ten (10)-year period measured from the date the Plan was adopted by the Board, or (ii) the termination of all outstanding Options in connection with a Corporate Transaction.  All Options outstanding at the time of a clause (i) termination event shall continue to have full force and effect in accordance with the provisions of the Plan and the documents evidencing such Options.

13.2

Subject to applicable laws and regulations, the Board in its discretion may, at any time and from time to time, without the approval of the Shareholders of the Company (i) expand the class of participants eligible to participate in the Plan; and/or (ii) expand the types of options or awards provided under the Plan and/or (iii) extend the duration of the Plan. Notwithstanding the aforesaid, at the full discretion of the Board any of the above actions may be brought before the shareholders of the Company for their approval. However, no such amendment or modification shall adversely affect any rights and obligations with respect to Options at the time outstanding under the Plan, unless the Grantee consents to such amendment or modification.

14.

Withholding and Tax Consequences: The Company’s obligation to deliver Shares upon the exercise of any Options granted under the Plan shall be subject to the satisfaction of all applicable income tax and other compulsory payments withholding requirements. All tax consequences and obligations regarding any other compulsory payments arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares subject thereto or from any other event or act (of the Company, of the Trustee or of the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and/or the Trustee, as applicable, and hold them harmless against and from any and all liability for any such tax or other compulsory payment, or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or other compulsory payment from any payment made to the Grantee.

15.

Miscellaneous:

15.1

Continuance of Employment.  Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Company to continue the employment or service of any Grantee. Nothing in the Plan or in any Option granted thereunder shall confer upon any Grantee any right to continue in the employ or service of the Company for any period of specific duration, or interfere with or otherwise restrict in any way the right of the Company to terminate such employment or service at any time, for any reason, with or without cause.

15.2

Governing Law.  The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

15.3

Use of Funds.  Any proceeds received by the Company from the sale of Shares pursuant to the exercise of Options granted under the Plan shall be used for general corporate purposes of the Company.

15.4

Multiple Agreements.  The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time.  The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee.  The grant of multiple Options may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Committee.

15.5

Non-Exclusivity of the Plan.  The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

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